Exhibit 99

MEREDITH CORPORATION
SECOND QUARTER FISCAL 2007 INVESTOR CONFERENCE CALL

INTRODUCTION

Good morning. I'm Cindy Schaus, Director of Investor Relations for Meredith. Before our CEO, Steve Lacy, begins our presentation, I'll take care of a few housekeeping items.

In our remarks today we will include statements that are considered forward-looking within the meaning of federal securities laws. The forward-looking statements are based on management's current knowledge and expectations and are subject to certain risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. A description of the risk factors can be found in our earnings release issued today and in certain of our SEC filings. The Company undertakes no obligation to update any forward-looking statement.

We will refer to non-GAAP measures, which in conjunction with GAAP results, provide additional analytic tools to understand our operations. Tables that reconcile GAAP results to non-GAAP measures have been posted to our web site.

Please note that we intend to file our 10-Q for the second quarter today.

A transcript of this call will also be posted to our corporate web site. Now, Steve will begin the presentation.

STEVE LACY

Thank you and good morning. Participating with me on our call today are Chief Financial Officer Suku Radia, Publishing Group President Jack Griffin and Broadcasting Group President Paul Karpowicz.

I'll start with an overview of our second quarter and first half performance, followed by an update on our business groups, and close by providing our current financial outlook. Then we will be happy to answer any questions you may have.

We are pleased to report another very strong quarter. Our earnings per share grew 24 percent to $0.72, and net earnings increased 20 percent to $35 million. Revenues increased to $406 million, up 5 percent, including advertising revenue growth of 8 percent.

Results for the quarter reflect a pretax charge of $3 million, or $0.04 per share, to reserve for a doubtful account relating to the December 29, 2006 bankruptcy filing by book distributor Advanced Marketing Services (AMS).

Our Broadcasting Group had a great quarter, reflecting tremendous political advertising performance and continued growth in local business. Meanwhile, Publishing Group results were bolstered by strong growth in our interactive media and integrated marketing operations.

For the first six months of fiscal 2007, Meredith's earnings per share grew 22 percent to $1.34, compared to prior year earnings per share of $1.10. Net earnings increased 18 percent to $66 million. Revenues increased 3 percent to $802 million, as advertising revenues increased 7 percent to $496 million.

Before I discuss our two operating groups in more detail, let me share some insight into the Publishing and Broadcasting business environment. The outlook for advertising in calendar 2007 remains unclear for both businesses at this early point in the year. Advertisers continue to make decisions later and later, resulting in uneven spending patterns and continued period-to-period volatility.

In Broadcasting, local advertising - which accounts for almost two-thirds of the group's non-political ad revenue - remains strong; however, national advertising is not as robust.

In Publishing, there is growth in the women's service titles; however, this growth is partially offset by continued weakness in the parenthood titles, which represent about 20 percent of publishing advertising revenue.

In this uneven advertising climate, we expect to deliver earnings per share growth in the 12 to 15 percent range for full fiscal 2007 excluding the $0.04 per share charge related to the AMS bankruptcy filing. Absent that charge, this guidance is consistent with what we provided at the beginning of the fiscal year.

This performance is fueled by our ability to extend our media and marketing leadership. Four overarching objectives provide the framework for delivery of continued growth:

First, we are reaching out to new and rapidly growing audiences, especially the daughters of Baby Boom women and the Hispanic marketplace.

Second, we are expanding our marketing reach by delivering our rich content across multiple platforms. We are putting particular emphasis on enhancing our online and video capabilities.

Third, we are driving revenue growth beyond traditional advertising through our custom marketing programs, our book business, and our brand licensing activities.

Fourth, we are capturing the margin upside that's present in both of our operating groups. Broadcasting and the magazines we acquired from Gruner + Jahr each have over $300 million in revenue and up to 500 basis points in potential margin upside that could be achieved over the next two to three years.

Now, let's review our results, starting with Broadcasting.

BROADCASTING

For the quarter, Broadcasting operating profit grew 53 percent to $40 million, and EBITDA increased 44 percent to $47 million. The EBITDA margin increased to 43.9 percent from 38.4 percent in the prior-year quarter. Revenues increased 25 percent to $106 million. We posted $24 million of net political advertising revenues - a quarterly record.

For the first six months of fiscal 2007, Broadcasting operating profit grew 49 percent to $58 million. EBITDA grew 38 percent to $71 million, and EBITDA margin increased to 37.5 percent from 32.8 percent in the prior-year period. First-half revenues increased 20 percent to $188 million, including a 3 percent increase in local non-political revenues.

Political advertising recap

Meredith set a record, posting $33 million of net political revenues for the first half of fiscal 2007, compared to the previous high of $20 million in political revenues during the fiscal 2003 election cycle. We benefited from heavy political spending at our CBS affiliates in Hartford, Phoenix, Kansas City and Saginaw, and at our FOX affiliates in Las Vegas and Portland.

We made a concerted effort to maximize political advertising revenue opportunities across the station group, with special emphasis at our FOX affiliates. Our goal was to achieve a political advertising revenue share more closely aligned with each station's overall market share.

Political advertising revenues more than doubled for our FOX affiliates from the comparable mid-term election cycle in fiscal 2003. This performance enabled our FOX station group to achieve an estimated 14 percent share of political revenues in the marketplace, up from 8 percent in the last mid-term election in 2003. Additionally, our largest CBS affiliates in Atlanta, Phoenix and Hartford each doubled their respective political advertising revenues in comparison to the prior election cycle.

Growing local revenues

A key element of our Broadcasting growth strategy is to expand our local presence and maximize local advertising revenue. This includes adding more locally produced programming, which is more profitable than either syndicated or network programming. Let me touch on a couple of examples:

  A year ago we launched a lifestyle and entertainment program called More Good Day Oregon at our Portland FOX affiliate. Our goal is to keep our market leading early morning news viewers tuned to the station. It has been a huge success, consistently delivering top ratings in the 9:00 a.m. time slot.
  In September we launched a similar local programming concept at our Las Vegas station called More. It continues to earn the second-highest ratings of all the new daytime shows launched in Las Vegas this season.

We are successfully monetizing these high ratings into additional local advertising revenues. And, as I said previously, these shows are far less expensive than purchasing syndicated programming.

We also continue to identify opportunities to expand our local presence and create local advertising revenue through the use of our digital spectrum. We can directly compete against local cable by attracting advertisers to this cost effective option. Let me provide some examples:

  Our CBS affiliate in Saginaw is multicasting MyNetworkTV programming to Mid-Michigan viewers. This digital channel is also broadcasting Detroit Pistons NBA games.
  Our NBC affiliate in Nashville is offering the Telemundo network on its digital tier to serve the region's growing Hispanic population.
  And, our affiliates in Las Vegas and Phoenix are broadcasting continuous weather programming on their digital signals as well.

In summary, these new channels expand our local market footprint and brands, as well as generating new revenue streams for our local stations.

Growing our online presence is another key element in expanding our local footprint. Our goal is to become the local portal of choice.

We are committing resources to this effort. We have redesigned Web sites across our station group, increased creative resources, and added dedicated online sales executives. Online advertising posted strong results again this quarter, with revenues more than doubling compared to the prior-year period.

November sweeps recap

Looking at the November sweeps, Meredith continued to increase late news household ratings in key growth markets such as Phoenix, Portland and Las Vegas, according to the November rating book.

We are monetizing these rating gains effectively. For example, in Phoenix we've increased our share from 9 to 12 in the last four years for our late newscast. As a result, we've been able to more than double our rate for a 30-second spot on late news.

To summarize, it was an outstanding first half for Meredith Broadcasting:

  Political and local non-political advertising revenues delivered meaningful growth;
  We again demonstrated our ability to turn improved ratings into revenue;
  We continued to expand our local market presence and increased local advertising revenues;
  We positioned ourselves for continued growth through investments in our online and video activities; and
  We expanded efforts to monetize our digital spectrum.

PUBLISHING

Turning to Publishing, operating profit was $33 million and revenues were $300 million in the second quarter. Results for Publishing were adversely impacted by the $3 million charge related to the AMS bankruptcy filing. Including this charge, operating costs were relatively flat on a year-over-year basis.

For the first six months of fiscal 2007, Publishing operating profit was $82 million and revenues were $614 million. Advertising revenues were $310 million, down slightly compared to the prior year. Operating costs were $532 million, including the $3 million charge, a one percent decline compared to the prior year.

Advertising Performance

Looking more closely at the second quarter, publishing advertising revenues were $145 million, compared to $149 million a year ago.

We were encouraged by the performance of our magazines in the women's service field, particularly Family Circle where advertising revenues were up 14 percent. This follows a 20 percent increase last quarter. In addition, More magazine also continued to perform very well, recording a revenue increase of more than 30 percent.

Advertising results for the second quarter were impacted by continued weakness in the parenthood field. Absent the parenthood titles, our Publishing advertising revenues increased in the quarter. Additionally, we faced tough comparables from a year ago when publishing advertising revenues increased 16 percent.

Publishing online advertising revenues continued to grow at a rapid rate, increasing more than 30 percent in the second quarter. Redesign and expansion of the Company's flagship Better Homes and Gardens web site (BHG.com) - along with the launch of a parenthood portal - will further augment online advertising. These enhancements will debut in spring and summer 2007.

Web site traffic was especially strong in the quarter with unique visitors and page views growing about 20 percent from a year ago. In particular, page views for AmericanBaby.com were up nearly 40 percent, and BHG.com reached a new record of 18.2 page views per visit, compared to 15.8 in the prior year.

As we look at early calendar 2007, fiscal third-quarter publishing advertising revenues are currently up in the mid single-digits. This growth is being led by Better Homes and Gardens, Family Circle and More magazines, along with our online properties.

Circulation

Circulation revenues declined due to previously announced initiatives designed to strengthen long-term circulation profitability. These include calendar 2006 rate base reductions for Family Circle and Child, as well as ongoing investments in transitioning the titles acquired from Gruner + Jahr to the Company's long-term direct-to-publisher model. Since acquiring these magazines 18 months ago, Meredith has increased overall direct-to-publisher subscriptions at these titles from 30 percent to 50 percent of the subscription file, on average.

We also generate more than 1.5 million subscriptions over the Internet annually. These are a more economical source of circulation than traditional mail. During the quarter we delivered over 680,000 online orders, nearly a 50 percent increase over the prior-year quarter.

Diversified Publishing

Now I'd like to highlight our Diversified Publishing businesses - which includes Meredith Books and Meredith Integrated Marketing.

Operating profit for Meredith Books decreased in the quarter due to the $3 million charge related to the AMS bankruptcy filing, and higher royalty payments associated with a larger number of licensed books.

On the other hand, Meredith Integrated Marketing, more than doubled its operating profit as revenues increased over 40 percent from a year ago. These results were driven in part by our efforts to grow existing client relationship opportunities across this business. Let me provide a couple of examples.

Charming Shoppes is an example of our ability to grow existing client relationships. A specialty retailer that owns Lane Bryant, Fashion Bug and Catherine stores, our work with Charming Shoppes began earlier this calendar year with the publishing of Figure, a bi-monthly custom magazine available at these retail stores. Recently, we leveraged our expanded capabilities to secure a major online assignment from Charming Shoppes, including the Figure Magazine Web site.

On multiple occasions we've discussed our desire to expand our integrated marketing capabilities through additional online marketing acquisitions. On January 10, we announced the acquisition of two more such businesses.

The first is Genex - an interactive marketing services firm that specializes in online customer relationship marketing.   Los Angeles-based Genex serves a number of major clients - including Honda, Toyota, CitiGroup and KB Home.

The second is New Media Strategies - an interactive word-of-mouth and viral marketing company in suburban Washington D.C. New Media Strategies also has a number of high-profile clients - including Coca Cola, AT&T, Ford, Sony, and Unilever.

While these acquisitions will not have a material impact on our financial results in fiscal 2007, they will significantly enhance the scope of our integrated marketing capabilities.

Adding Genex and New Media Strategies to our integrated marketing business deepens our ability to help build client brands with a wide variety of innovative marketing techniques. These capabilities now include interactive strategies, innovative web site development, word-of-mouth and Web 2.0 marketing programs.

In less than a year we have transformed Meredith Integrated Marketing into a comprehensive marketing services provider with cutting edge digital assets. We've also added more than 200 highly-skilled employees across the country, giving us the creative resources and expertise to offer clients the highest quality custom marketing solutions.

Before concluding the Publishing discussion, let me touch on our ongoing cost control efforts. We have launched a strategic sourcing initiative focused on cost savings, particularly in the areas of paper, print, and external marketing vendors. Even with increases in postal and employee benefit costs, our disciplined cost management drove overall publishing group costs down by one percent for the first half of fiscal 2007.

To summarize our first-half Publishing performance:

  We saw encouraging performance in our women's service magazines;
  We continued our successful transition of acquired titles to our direct-to-publisher model;
  We grew our online and diversified publishing businesses through expanded client relationships and acquisitions;
  We executed disciplined cost management; and
  We acquired the ReadyMade brand as part of our strategy to serve the next generation of Meredith consumers - the daughters of Baby Boom women.

OTHER FINANCIAL INFORMATION

With that review of our two businesses, let me provide a few financial details.

Our Unallocated Corporate expenses have a quarterly run rate of about $8 million. During the second quarter, we increased the contribution to our corporate foundation by almost $1 million and our incentive accruals were higher based on our performance.

In the first half of our fiscal year, we generated $69 million of free cash flow, defined as net earnings plus depreciation and amortization minus capital expenditures.

Our capital expenditures this year will be higher than the usual $25 to $30 million annual range due to an approximate $20 million of incremental spending for a new facility for our Hartford television station. We do not envision any other unusual capital expenditures in the foreseeable future.

We have retired $55 million of debt in the current fiscal year and our cost of funds averages 5.1 percent. We continue to be very comfortably leveraged and, to date this fiscal year, we have repurchased about 650,000 shares as part of our ongoing share repurchase program.

OUTLOOK

With that review of our business operations for the past quarter and first half, let me turn to our expectations for all of fiscal 2007, including the third quarter.

At this time, we expect to grow earnings per share 12 to 15 percent in fiscal 2007, excluding the $0.04 per share charge related to the Advanced Marketing Services bankruptcy filing, from the $2.86 earned in fiscal 2006. We expect to deliver earnings per share of $0.86 to $0.87 in the third fiscal quarter.

Publishing advertising revenues are currently up in the mid-single digits, led by Better Homes and Gardens, Family Circle and More magazines, along with our online properties. Advertising in the parenthood titles remains weak.

Broadcast pacings, which are a snapshot in time and change frequently, are currently running up in the low to mid single digits for the third quarter of fiscal 2007. Local advertising remains strong, up in the upper single digits, but national is not as robust, down in the low single digits.

For full fiscal 2007 and the third quarter, a number of uncertainties remain that can affect our results. These include overall advertising volatility, the performance of our retail businesses, paper prices, and postal rates.

We have a strong track record as a company of successfully executing our growth strategies, which has allowed us to deliver outstanding earnings and cash flow growth over time. We're committed to continuing to deliver those strong financial results and increasing shareholder value over time. And, we'd certainly now be happy to answer any questions that anyone may have.